EXHIBIT 99.1

Press Release

Advanced BioEnergy Announces Review of Strategic Alternatives

February 26, 2019

Bloomington, Minnesota – Advanced BioEnergy, LLC (“ABE”), a low-cost producer of ethanol and coproducts with two production facilities located in eastern South Dakota, announced today that it has begun exploring strategic alternatives for its business operations, including the possibility of a sale of one or both of its ethanol plants. After making continued capital improvements and operational changes to capitalize on the strategic advantages of ABE’s Aberdeen and Huron locations, ABE’s Board of Directors has determined it is in the best interest of ABE’s unitholders to explore strategic alternatives.

Since 2011, ABE has made capital investments of $33.8 million, or $0.40 per gallon, in its South Dakota plants to lower costs, improve operations, and expand production capacity.  The most notable capital improvements have been adding corn oil extraction to both plants and beginning construction on a grain storage and receiving facility in Aberdeen that will allow the plant to further leverage the low corn basis in the region by developing the site that was originally designed to accommodate doubling Aberdeen’s nameplate capacity from its initial 40MMGY. As the ethanol industry continues to consolidate and transitions to the next generation of technology improvements, the ABE Board of Directors believes the time is right to formally evaluate strategic alternatives and to position the ABE plants to provide continued value to their local communities.

Advanced BioEnergy has retained Ascendant Partners, Inc., an experienced financial advisory firm, to advise it in this process and help evaluate the opportunities and options available to ABE. As part of this process, the Board will explore the potential sale of one or both facilities to generate the best value for unitholders and possibly transition ownership to an operator with the capacity and resources to ensure both plants are best positioned for continued long term success.

Advanced BioEnergy, LLC cannot ensure that this process will result in a sale of either or both plants or in any other transaction.  Whether a sale of one or both of the plants is ultimately completed, however, ABE intends to continue to focus on creating value for its unitholders. If the process does not identify one or more buyers willing to acquire the assets on acceptable values and terms, Advanced BioEnergy expects to continue to operate these plants as an independent operator and further improve their operations.

About Advanced BioEnergy

Advanced BioEnergy, LLC owns and operates two ethanol production facilities located in eastern South Dakota in Aberdeen and Huron, SD with a combined production capacity of 86 million gallons per year. ABE also has corporate offices located in Bloomington, Minnesota. The mission of Advanced BioEnergy is to be a low- cost producer of ethanol and coproducts through the management, operation, and maintenance of state-of-the-art renewable fuel production facilities. For more information on ABE visit www.advancedbioenergy.com

About Ascendant Partners

Ascendant Partners is a business and financial advisory firm dedicated to helping mid-size agribusiness, food and renewable energy companies protect and enhance shareholder value. Ascendant’s commitment to serving companies in these sectors ensures a level of understanding and dependability that matters.  The firm’s partners collectively have over 100 years of experience serving the needs of companies in these sectors.  www.ascendantpartners.com

If you would like more information about this process or ABE, please contact Ascendant Partners:  Mark Warren at 303.221.4700 ext. 4, or by email at mwarren@ascendantpartners.com or Scott McDermott at 303.358.7234, or by email at mcdermotts@ascendantpartners.com.

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, Advanced BioEnergy, LLC may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words

“believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. These forward-looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements. For a list of these factors, see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements,” in the Company’s Form 10-K for the year ended September 30, 2018, and any updates in subsequent filings on Form 10-Q or Form 8-K under the Securities Exchange Act of 1934.

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